Exhibit 99.1


                                                             May 12, 2003



FOR IMMEDIATE RELEASE

Contact:  Laura Ulbrandt (212) 460-1900



                          LEUCADIA NATIONAL CORPORATION
                      ANNOUNCES FIRST QUARTER 2003 RESULTS



Leucadia National Corporation (LUK - NYSE and PCX) today announced its operating results for the three month period ended March 31, 2003. Net loss was $13,786,000 or $.23 per diluted common share for the three month period ended March 31, 2003 compared to net income of $12,743,000 or $.23 per diluted common share for the three month period ended March 31, 2002. Net income for the 2002 period included income from discontinued operations of $.03 per diluted common share.

For the first quarter of 2003, the Company recognized a loss of $34,800,000 for its share of WilTel Communications Group, Inc.'s losses under the equity method of accounting, an investment the Company acquired in the fourth quarter of 2002. A substantial portion (over 90%) of WilTel's reported loss in 2003 results from depreciation and amortization expenses. The Company did not record a deferred tax benefit for its share of the WilTel loss because the Company's ability to use the capital loss in the future is uncertain. The Company's share of the income of other investments in associated companies under the equity method of accounting, net of taxes, was $ 25,100,000 in 2003 and $19,800,000 in 2002. The increase in 2003 was primarily attributable to the Company's investment in Olympus Re Holdings, Ltd.

Finance revenues, which reflect the level and mix of consumer instalment loans, decreased in 2003 due to fewer average loans outstanding, primarily resulting from the Company's decisions in September 2001 to stop originating subprime automobile loans and in January 2003 to stop originating all consumer loans. Pre-tax results increased however, primarily due to a reduction in interest expense, a decline in the provision for loan losses, and lower salaries expense and operating and other costs resulting from restructuring efforts. The Company is considering its alternatives for its banking and lending operations, which could include selling or liquidating some or all of its loan portfolios, and outsourcing certain functions.

Manufacturing revenues were largely unchanged for the first quarter of 2003 as compared to the same period in 2002 as declines principally in the carpet padding and agricultural markets were largely offset by increases in the construction and consumer products markets. Gross profit and pre-tax results for the first quarter of 2003 declined as compared to the same period in 2002 primarily due to higher raw material costs.

Investment and other income declined in the first quarter of 2003 as compared to the same period in 2002 principally due to a reduction in investment income resulting from a decline in interest rates and a lower amount of invested assets, a reduction in rent income from domestic real estate operations and reduced income related to accounting for the market values of derivative financial instruments. These decreases were partially offset by gains from domestic property sales and increased revenues from the Company's Hawaiian hotel.

Operating results include net securities gains of $2,300,000 and net securities losses of $9,000,000 for the three months ended March 31, 2003 and 2002, respectively. Included in such amounts are provisions of $2,700,000 and $5,000,000 for 2003 and 2002, respectively, to write down certain of the Company's investments.

Leucadia National Corporation is a holding company engaged in a variety of businesses, including telecommunications (principally through its 47.4% interest in WilTel), banking and lending (principally through American Investment Bank, N.A.), manufacturing (through its Plastics Division), real estate activities, winery operations, development of a copper mine (through its 72.8% interest in MK Gold Company) and property and casualty reinsurance. The Company also currently has equity interests of more than 5% in the following domestic public companies: AmeriKing, Inc. (6.8%), Carmike Cinemas, Inc. (11.1%), GFSI Holdings, Inc. (6.9%), The FINOVA Group, Inc. (indirectly 25% through its interest in Berkadia), HomeFed Corporation (30.3%), Jackson Products, Inc. (8.8%), Jordan Industries, Inc. (10.1%), ParkerVision, Inc. (7.4%) and WilTel Communications Group, Inc. (47.4%).

           SUMMARY FOR LEUCADIA NATIONAL CORPORATION AND SUBSIDIARIES
                (In thousands, except earnings per share amounts)
                                   (unaudited)

                                                                                    For the Three Month
                                                                                  Period Ended March 31,
                                                                                  ----------------------
                                                                                   2003             2002
                                                                                   ----             ----

Revenues                                                                        $ 56,899          $ 57,567
                                                                                ========          ========

Net securities gains (losses)                                                   $  2,305            (9,006)
                                                                                ========          ========

Loss from continuing operations before income taxes,
   minority expense of trust preferred securities and equity
   in income (losses) of associated companies                                   $ (4,201)         $(10,780)

Income tax benefit                                                                 1,486             3,619
                                                                                --------          --------

Loss from continuing operations before minority
   expense of trust preferred securities and equity in income
   (losses) of associated companies                                             $ (2,715)         $ (7,161)
                                                                                ========          ========

Equity in income (losses) of associated companies, net of taxes                 $ (9,690)         $ 19,845
                                                                                ========          ========

Income (loss) from continuing operations                                        $(13,786)         $ 11,303
                                                                                ========          ========

Income from discontinued operations, net of taxes                               $   --            $  1,440
                                                                                ========          ========

   Net income (loss)                                                            $(13,786)         $ 12,743
                                                                                ========          ========


Basic earnings (loss) per common share:
Income (loss) from continuing operations                                        $   (.23)         $    .20
Income from discontinued operations                                                --                  .03
                                                                                --------          --------
   Net income (loss)                                                            $   (.23)         $    .23
                                                                                ========          ========

Number of shares in calculation                                                   59,618            55,320
                                                                                ========          ========

Diluted earnings (loss) per common share:
Income (loss) from continuing operations                                        $   (.23)         $    .20
Income from discontinued operations                                                --                  .03
                                                                                --------          --------
   Net income (loss)                                                            $   (.23)         $    .23
                                                                                ========          ========

Number of shares in calculation                                                   59,618            55,588
                                                                                ========          ========


